   As filed with the Securities and Exchange Commission on December 29, 1998
                                                          Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------


                                7TH LEVEL, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                        75-2480669
(State or other jurisdiction of                        (I.R.S. Employer
incorporation organization)                            Identification No.)

                        1201 Richardson Drive, Suite 277
                            Richardson, Texas 75080
                                 (972) 498-8100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      ------------------------------------
                               RICHARD S. MERRICK
                            Chief Executive Officer
                                7th Level, Inc.
                        1201 Richardson Drive, Suite 277
                            Richardson, Texas 75080
                                 (972) 498-8100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                      ------------------------------------

                                   Copies to:

                               GERALD ADLER, ESQ.
                      Swidler Berlin Shereff Friedman, LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 758-9500

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                          CALCULATION OF REGISTRATION FEE

==========================================================================================================================
       Title of                                          Proposed            Proposed Maximum
       Shares to                Amount to            Maximum Offering            Aggregate               Amount of
     be Registered            be Registered          Price Per Share          Offering Price        Registration Fee (3)
     -------------            -------------          ---------------          --------------        ----------------
--------------------------------------------------------------------------------------------------------------------------
   Common Stock, par     2,416,667 shares(1)(2)            $2.83                $6,839,168               $1,901.29
 value $0.01 per share
=======================  =======================  ======================  =======================  ======================

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Includes 750,000 shares which the selling stockholder currently has a right to purchase and may be issued in the future.

(3) The Registration Fee has been calculated pursuant to Rule 457 as follows: 2,416,667 multiplied by .000278 multiplied by $2.83, the average of the high and low sales prices of the Registrant's Common Stock as included on the Nasdaq National Market on December 24, 1998.

                   -----------------------------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

PROSPECTUS

                                2,416,667 SHARES
                                7TH LEVEL, INC.
                                  COMMON STOCK
                      ------------------------------------


We are furnishing this document to you to allow the selling stockholder to sell up to 2,416,667 shares of Common Stock, par value $.01 per share, of 7th Level, Inc., a Delaware corporation, in private or market transactions. See "Selling Stockholder" on page 6 and "Plan of Distribution" on page 6.

                      ------------------------------------


The Common Stock is quoted on the Nasdaq National Market under the symbol "SEVL". On December 24, 1998, the closing price of the Common Stock was $2.78 per share.

7th Level will not receive any of the proceeds from the sale of the Common Stock. All costs, expenses and fees in connection with the registration of the Common Stock will be paid by 7th Level, except that the selling stockholder will pay its own selling commissions and fees. See "Plan of Distribution" on page 6.

                      ------------------------------------

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
           SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
           SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                     PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is __________, 1998.

                      ------------------------------------

                             AVAILABLE INFORMATION

         7th Level (File No. 0-24936) is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports (including Annual Reports on Form 10-K, Quarterly Reports on Form 10- Q and Current Reports on Form 8-K), proxy and information statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any materials filed by 7th Level with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC's Internet site is (http://www.sec.gov).

         7th Level has filed with the SEC a registration statement on Form S-3 (herein together with all amendments thereto, if any, called the "Registration Statement") under the Act, with respect to the securities offered by this document. This document does not contain all the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to 7th Level and the securities offered by this document, reference is made to the Registration Statement and the exhibits and schedules thereto which are on file at the offices of the SEC and may be obtained upon payment of the fee prescribed by the SEC, or may be examined without charge at the offices of the SEC. Statements contained in this document or incorporated herein by reference as to the contents of any contract or other documents referred to are not necessarily complete, and are qualified in all respects by such reference.

         No person is authorized to give any information or to make any representation with respect to the matters described in this document other than those contained herein or in the documents incorporated by reference herein and, if given or made, such information or representation must not be relied upon as having been authorized by 7th Level. This document does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby, in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation of an offer. Neither the delivery of this document nor any sale made hereby shall, under any circumstances, create any implication that there has been no change in the affairs of 7th Level since the date hereof, or that the information herein is correct as of any time subsequent to its date.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents previously filed with the SEC are hereby incorporated by reference into this document and made a part hereof:

         1. 7th Level's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         2. 7th Level's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         3. 7th Level's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

         4. 7th Level's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

         5. 7th Level's Current Reports on Form 8-K dated April 23, 1998, July 9, 1998 and December 14, 1998.

         6. The description of the Common Stock contained in 7th Level's Registration Statement on Form 8-A filed with the SEC under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents and reports subsequently filed by 7th Level pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference in this document and to be a part of this document from the date of filing of such documents or reports. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

         7th Level hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this document has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this document by reference (other than exhibits to the documents referred to above unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: 7th Level, Inc., 1201 Richardson Drive, Suite 277, Richardson, Texas 75080,
Attention: Chief Executive Officer, or by telephone (972) 498-8100.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

         This document, including any documents that are incorporated by reference as set forth in "Incorporation of Certain Information by Reference, " contains "forward-looking statements" within the meaning of Section 27A of the Act and Section 21E of the Exchange Act. Forward- looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue", "will likely result," or words or phrases of similar meaning. Forward-looking statements involve risks and uncertainties that may cause actual result to differ materially from the forward-looking statements. The risks and uncertainties include, among others, 7th Level's ability to complete new products at planned costs and on planned schedules, 7th Level's ability to attract and retain strategic partners, 7th Level's ability to leverage intangible assets in its technology, the success of 7th Level's cost reduction strategy and 7th Level's ability to maintain a sufficient level of financing for its new business strategy. Additional factors which are beyond 7th Level's control and could influence results include market acceptance of 7th Level's products and adoption of the Internet as a medium of commerce and communications. See the discussion of 7th Level's business and description of the various factors that could materially affect the ability of 7th Level to achieve the anticipated results which are included in 7th Level's periodic reports which are incorporated herein by reference.

                                7TH LEVEL, INC.

         7th Level, Inc., based in Dallas, Texas, is a leading provider of enhanced communications applications for creating interactive, talking animated characters to expand the effectiveness and reduce the cost of media-rich webpages, emails and presentations for a wide variety of online and desktop uses. 7th Level's first generation of enhanced communications protocols enable users to animate and lip synch 2D, 3D and photo-realistic characters for e-mail, web publishing, desk top applications and instant messaging. For professional developers and consumers who want to increase the effectiveness and reduce the cost of media rich presentations and communications, 7th Level technology and applications have become the industry standard for quickly and inexpensively producing broadcast quality, interactive, talking animated characters for Internet and Windows 95/98 applications. Unlike costly and time-consuming traditional methods of producing frame-based animation, 7th Level's voice-activated characters can be used to create an unlimited number of interactive, animated sequences in seconds.

         Over the course of the last nine months, 7th Level has announced a growing number of relationships designed to expand presence and usage of its technology. Most recently, 7th Level announced agreements with GeoCities to market and promote 7th Level applications to the GeoCities web community, with RealNetworks to market and promote a special version of 7th Level's Agent 7 animated character technology that integrates with RealNetworks new RealPlayer G2 industry standard web multimedia technology, and with the New England Patriots NFL Football Team to integrate 7th Level's technology into its online marketing and branding campaign. 7th Level continues to explore potential strategic alliances or other arrangements to maximize stockholder value. Additional information on 7th Level is available via its web site at www.7thlevel.com. 7th Level's principal executive offices are located at 1201 Richardson Drive, Suite 277, Richardson, Texas 75080, telephone (972) 498-8100.

                                USE OF PROCEEDS

         7th Level will not receive any of the proceeds from the sale of the shares of Common Stock described in this document. All proceeds will be received by the selling stockholder.

                                DIVIDEND POLICY

         No cash dividends have ever been declared by 7th Level on the Common Stock. 7th Level intends to retain earnings to finance the development and growth of its business. Accordingly, 7th Level does not anticipate that any cash dividends will be declared on the Common Stock for the foreseeable future. Future payment of cash dividends, if any, will depend upon 7th Level's financial condition, results of operations, business conditions, capital requirements, restrictions contained in agreements, future prospects and other factors deemed relevant by 7th Level's Board of Directors.

                              SELLING STOCKHOLDER

The following securities are covered by this document:

         1. The resale by Fletcher International Limited of up to 2,416,667 shares of Common Stock that have been acquired or may be acquired pursuant to the Subscription Agreement, dated as of December 14, 1998, by and between 7th Level and Fletcher.

         The shares of Common Stock offered hereby are being sold by Fletcher. The table below sets forth, as of December 15, 1998 and as adjusted to reflect the sale of the shares of Common Stock, certain information regarding the ownership of the Common Stock by Fletcher. Except as otherwise indicated, the number of shares of Common Stock reflected in the table below has been determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Under such Rule, Fletcher is deemed to beneficially own the number of shares of Common Stock issuable upon, among other things, the exercise of options, if such options are exercisable within sixty days. On December 15, 1998, 7th Level had 20,426,970 shares of Common Stock outstanding not including the 1,666,667 shares of Common Stock issued to Fletcher on such date.


                                                                         NUMBER OF
                                           BENEFICIAL OWNERSHIP          SHARES TO           BENEFICIAL OWNERSHIP
                                             OF COMMON STOCK             BE SOLD IN             OF COMMON STOCK
                                            PRIOR TO OFFERING             OFFERING              AFTER OFFERING
                                            -----------------             --------              --------------
STOCKHOLDERS                             NUMBER           PERCENT                           NUMBER          PERCENT
------------                             ------           -------                           ------          -------
Fletcher International
Limited(1)                              1,666,667          7.54%         2,416,667            0               0

------------------------------

(1) Does not include certain rights to purchase 750,000 shares of Common Stock which are not deemed to be beneficially owned by Fletcher to the extent they would cause Fletcher to beneficially own more than 9.75% of the shares of Common Stock outstanding.

                              PLAN OF DISTRIBUTION

         7th Level is registering the shares of Common Stock on behalf of the selling stockholder. The selling stockholder may sell its shares from time to time.

         As used herein, the "selling stockholder" includes donees and pledgees selling shares of Common Stock received from the selling stockholder after the date of this document. All costs, expenses and fees in connection with the registration of the shares of Common Stock offered hereby will be borne by 7th Level. Underwriting or brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of Common Stock will be borne by the selling stockholder. Sales of shares of Common Stock may be effected by the selling stockholder from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq Stock Market, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares of Common Stock, through short sales of shares of Common Stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Usual and customary or specifically negotiated underwriting or brokerage fees, discounts and commissions may be paid by the selling stockholder in connection with such sales of shares of Common Stock. Such transactions may or may not involve brokers or dealers. 7th Level is not aware of the selling stockholder having entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of Common Stock, nor is 7th Level aware of any underwriter or coordinating broker acting in connection with the proposed sale of shares of Common Stock by the selling stockholder.

         The selling stockholder may effect such transactions by selling shares of Common Stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholder and/or the purchasers of shares of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling stockholder and any broker-dealers that act in connection with the sale of shares of Common Stock might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by such broker-dealers and any profit on the resale of the shares of Common Stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. 7th Level has agreed to indemnify the selling stockholder against certain liabilities, including liabilities arising under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

         Because the selling stockholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be subject to applicable provisions, if any, of the Exchange Act and rules and regulations thereunder, including the anti-manipulative provisions of Regulation M promulgated under the Exchange Act which limit the timing of purchases and sales of any of the securities by the selling stockholder. All of the foregoing may affect the marketability of the securities.

         At the time a particular offer of the shares of Common Stock offered hereby is made, to the extent required, a supplement to this document will be distributed (or, if required, a post-effective amendment to the Registration Statement of which this document is a part will be filed) which will identify the specific shares of Common Stock being offered and set forth the aggregate amount of shares of Common Stock being offered, the purchase price and the terms of the offering, including the name or names of the selling stockholder and of any underwriters, dealers or agents, the purchase price paid by any underwriter for shares of Common Stock purchased from the selling stockholder, any discounts, commissions and other items constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public.

         Pursuant to that certain Subscription Agreement granting registration rights to the selling stockholder, 7th Level will use its reasonable best efforts to keep the Registration Statement, of which this document forms a part, effective under the Securities Act until the earliest to occur of certain events described in the Subscription Agreement.

         The certificates representing the shares of Common Stock offered hereby contain legends as to their restricted transferability. Upon the effectiveness of the Registration Statement, of which this document forms a part, and the transfer of the shares of Common Stock pursuant thereto, such legends will no longer be necessary, and accordingly, new certificates representing such shares of Common Stock will be issued to the transferee without any such legends unless otherwise required by law.

         The selling stockholder also may resell all or a portion of the shares of Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conform to the requirements of such Rule. Under the securities law of certain states, the securities offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, if the shares of Common Stock are delisted from the Nasdaq National Market, in certain states it is possible that the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from registration of qualification is available and is complied with.

                                 LEGAL MATTERS

         The legality of the shares of Common Stock offered hereby will be passed upon for 7th Level by Swidler Berlin Shereff Friedman, LLP, New York, New York.

                                    EXPERTS

         The consolidated financial statements and financial statement schedule of 7th Level, as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The report of KPMG Peat Marwick LLP contains an explanatory paragraph that states that 7th Level has suffered recurring losses since inception and does not currently have sufficient resources to meet its anticipated operating requirements during 1998, which conditions raise substantial doubt about 7th Level's ability to continue as a going concern. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee.................  $ 1,901.29
Printing and Engraving..............................................    4,000
Legal Fees and Expenses.............................................   10,000
Accounting Fees and Expenses........................................    1,000
Miscellaneous.......................................................    1,000
         Total .....................................................   17,901.29

         All of the above items, except the registration fee, are estimated. All expenses incurred in connection with this offering will be borne by 7th Level.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The indemnification of officers and directors of the Registrant is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") and the Restated Certificate of Incorporation and By-Laws of the Registrant. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and
(b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In all cases in which indemnification is permitted under subsections (a) and (b) of
Section 145 (unless ordered by a court), it shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. DGCL Section 145 also provides that indemnification and advancement of expenses permitted thereunder are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. DGCL
Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

         Article Eighth of the Restated Certificate of Incorporation of the Registrant, as amended (the "Certificate"), provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (involving certain unlawful dividends or stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Tenth of the Registrant's Certificate entitles directors and officers of the Registrant to indemnification to the fullest extent permitted by Section 145 of the DGCL, as the same may be supplemented from time to time. The Certificate further provides that the

Registrant may, to the fullest extent authorized by the Board of Directors, indemnify any employee or agent of the Registrant.

         Pursuant to Section 145(g) of the DGCL, the Registrant's By-Laws, as amended, authorize the Registrant to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the Registration cannot indemnify its officers and directors. The Registrant maintains a primary directors and officers liability and company reimbursement policy which, among other things, provides for payment up to $3 million on behalf of any of the Registrant's past, present or future directors or officers against Loss (as defined in such policy). The Registrant also maintains a supplemental insurance and company reimbursement policy providing for, among other things, payment up to $2 million on behalf of any of the Registrant past, present or future directors or officers against Loss (as defined in such policy).

ITEM 16.  EXHIBITS

        The following exhibits are filed as part of this Registration Statement.


                  EXHIBIT
                  NUMBER            DESCRIPTION
                  ------            -----------
                    5.1             Opinion of Swidler Berlin Shereff Friedman, LLP.
                   23.1             Consent of KPMG Peat Marwick LLP.
                   23.2             Consent of Swidler Berlin Shereff Friedman, LLP (included in
                                    Exhibit 5.1).
                   24.1             Power of Attorney (appears on signature page).

ITEM 17.  UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement
                     (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by 7th Level pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Richardson, State of Texas, on this 22nd day of December, 1998.

                                   7TH LEVEL, INC.


                                   By:   /s/ Richard S. Merrick
                                      ----------------------------
                                            Richard S. Merrick
                                            Chief Executive Officer and Director

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Richard S. Merrick and Donald Schupak, and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

               Signature                             Title                                          Date
               ---------                             -----                                          ----
 /s/ Richard S. Merrick                    Chief Executive Officer and Director                December 22, 1998
----------------------------               (Principal Executive Officer)
Richard S. Merrick

 /s/ Donald Schupak                        Chairman of the Board of Directors and
----------------------------               Director (Principal Financial and
Donald Schupak                             Accounting Officer)                                 December 22, 1998


 /s/ Robert Alan Ezrin                     Vice Chairman of the Board of Directors
----------------------------               and Director                                        December 23, 1998
Robert Alan Ezrin

/s/ Merv Adelson
----------------------------               Director                                            December 24, 1998
Merv Adelson

/s/ James A. Cannavino
----------------------------               Director                                            December 23, 1998
James A. Cannavino

                                7TH LEVEL, INC.

                                    FORM S-3
                             REGISTRATION STATEMENT

                                 EXHIBIT INDEX


    Exhibit
    ------
      5.1    Opinion of Swidler Berlin Shereff Friedman, LLP
     23.1    Consent of KPMG Peat Marwick LLP
     23.2    Consent of Swidler Berlin Shereff Friedman, LLP (included in
             Exhibit 5.1)
     24.1    Power of Attorney (appears on signature page)